EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Medtronic, Inc., a Minnesota corporation ("Medtronic"), hereby constitutes and appoints WILLIAM W. GEORGE and RONALD E. LUND, or either of them, their true and lawful attorneys-in-fact and agents, each with full power and authority to act as such without the other, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments that any of said attorneys and agents may deem necessary or advisable in connection with Medtronic's acquisition of Pudenz-Schulte Medical Research Corporation ("PS Medical") to enable the shareholders of PS Medical receiving Medtronic common stock in connection with such acquisition to receive registered Medtronic common stock or to resell such Medtronic common stock in compliance with the Securities Act of 1933, as amended, with any regulations, rules or requirements of the Securities and Exchange Commission thereunder, and with any state Blue Sky laws or regulations in connection therewith, including specifically, but without limiting the generality of the foregoing, power and authority to sign the names of the undersigned to the Registration Statement therefor, to any amendment to such Registration Statement, and to any instrument or document filed with said Commission as a part of or in connection with such Registration Statement or any amendment thereto; and the undersigned hereby ratify and confirm all that said attorneys and agents, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed there presents effective as of the 30th day of August, 1995.


By   /s/ F. Caleb Blodgett                   By   /s/ Edith W. Martin, Ph.D.
     F. Caleb Blodgett                            Edith W. Martin, Ph.D.

By   /s/ Arthur D. Collins, Jr.              By   /s/ Glen D. Nelson, M.D.
     Arthur D. Collins, Jr.                       Glen D. Nelson, M.D.

By   /s/ Gary L. Ellis                       By   /s/ Robert L. Ryan
     Gary L. Ellis                                Robert L. Ryan

By   /s/ William W. George                   By   /s/ Richard L. Schall
     William W. George                            Richard L. Schall

By   /s/ Antonio M. Gotto Jr., M.D.          By   /s/ Jack W. Schuler
     Antonio M. Gotto Jr., M.D.                   Jack W. Schuler

By   /s/ Bernadine P. Healy, M.D.            By   /s/ Gerald W. Simonson
     Bernadine P. Healy, M.D.                     Gerald W. Simonson

By   /s/ Vernon H. Heath                     By   /s/ Gordon M. Sprenger
     Vernon H. Heath                              Gordon M. Sprenger

By   /s/ Thomas E. Holloran                  By   /s/ Richard A. Swalin, Ph.D.
     Thomas E. Holloran                           Richard A. Swalin, Ph.D.

                                             By   /s/ Winston R. Wallin
                                                  Winston R. Wallin